UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011
Northwest Pipeline GP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7414 (Commission File Number)	26-1157701 (IRS Employer Identification No.)

295 Chipeta Way Salt Lake City, Utah (Address of Principal Executive Offices)	84108 (Zip Code)
Registrant’s telephone number, including area code: (801) 583-8800
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Entry into New Credit Facility Agreement
          On June 3, 2011, Williams Partners L.P. (the “Partnership”), Northwest Pipeline GP (“Northwest”) and Transcontinental Gas Pipe Line Company, LLC (“Transco,” collectively, the “Borrowers” or each a “Borrower”), entered into a new $2 billion five-year senior unsecured revolving credit facility agreement (the “New Credit Facility Agreement”), together with the lenders named therein, and Citibank N.A. (“Citi”), as administrative agent. Under the terms of the New Credit Facility Agreement, the Partnership may request an increase in the commitments of up to an additional $400 million by commitments from either new lenders or increased commitments from existing lenders. Transco and Northwest may each borrow up to $400 million under the New Credit Facility Agreement to the extent the revolving commitments are not otherwise utilized by the other Borrowers. On June 3, 2011, the Partnership borrowed $300 million under the New Credit Facility Agreement to prepay borrowings outstanding under the Existing WPZ Credit Agreement (as defined below), as described in more detail in Item 1.02 below. The New Credit Facility Agreement may be used for working capital, acquisitions, capital expenditures and other general limited liability company or partnership, as applicable, purposes and the refinancing of the Existing WPZ Credit Agreement.
          The New Credit Facility Agreement replaces an existing WPZ credit agreement, dated as of February 17, 2010, by and among, the Partnership, Northwest, Transco, the lenders from time to time parties thereto, and Citi, as administrative agent (as amended, modified, or otherwise supplemented from time to time, the “Existing WPZ Credit Agreement”).
          Interest on borrowings under the New Credit Facility Agreement is payable at rates per annum equal to, at the option of a Borrower: (1) a fluctuating base rate equal to Citi’s adjusted base rate plus the applicable margin, or (2) a periodic fixed rate equal to LIBOR plus the applicable margin. The adjusted base rate will be the highest of (i) the federal funds rate plus 0.5 percent, (ii) Citi’s publicly announced base rate, and (iii) one-month LIBOR plus 1.0 percent. The Partnership is required to pay a commitment fee based on the unused portion of the commitments under the New Credit Facility Agreement. The applicable margin and the commitment fee are determined for each Borrower by reference to a pricing schedule based on such Borrower’s senior unsecured debt ratings.
          Under the New Credit Facility Agreement, if the Partnership, in any fiscal quarter, makes one or more acquisitions for a total aggregate purchase price that exceeds or equals $50 million, the Partnership is required to maintain a ratio of debt to EBITDA of no greater than 5.50 to 1.00 for the fiscal quarter in which the acquisition occurs and the two fiscal quarters following thereafter. In any other case, the Partnership is required to maintain a ratio of debt to EBITDA of no greater than 5.00 to 1.00. For each of Transco and Northwest and their respective consolidated subsidiaries, the ratio of debt to capitalization (defined as net worth plus debt) is not permitted to be greater than 65%. Each of the above ratios will be tested beginning June 30, 2011 at the end of each fiscal quarter, and the debt to EBITDA ratio is measured on a rolling four-quarter basis.
          The New Credit Facility Agreement contains customary representations and warranties and affirmative, negative and financial covenants which were made only for the purposes of the New Credit Facility Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. The covenants limit, among other things, each Borrower and each Borrower’s respective material subsidiaries from granting certain liens supporting indebtedness, and each Borrower’s ability to merge or consolidate with any person or sell all or substantially all of its assets to any persons, enter into certain affiliate transactions, make certain distributions during the continuation of an event of default and allow material change in the nature of its business. In addition, the representations, warranties and covenants contained in the New Credit Facility Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the New Credit Facility Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of any of the Partnership, Northwest or Transco.
          The New Credit Facility Agreement includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross payment-defaults, cross acceleration, bankruptcy and insolvency events, certain unsatisfied judgments and a change of control. If an event of default with respect to a Borrower occurs under the New Credit Facility Agreement, the lenders will be able to terminate the commitments for all Borrowers and accelerate the maturity of the loans of the defaulting Borrower under the New Credit Facility Agreement and exercise other rights and remedies.
          The foregoing description of the New Credit Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility Agreement, a copy of which has been filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on June 9, 2011 (File No. 001-32599) and incorporated into this Item 1.01 by reference. The New Credit Facility Agreement is filed as an exhibit to this Current Report on form 8-K to provide investors with the information regarding its terms. It is not intended to provide any other factual information about the Partnership, Transco, Northwest or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 1.02. Termination of a Material Definitive Agreement
     On June 3, 2011, the Partnership, Northwest and Transco terminated, and the Partnership prepaid all amounts owed under the Existing WPZ Credit Agreement, comprised of a $300 million borrowing, subject to the survival of any provisions which by their terms survive the termination. Upon the termination of the Existing Credit Agreement, the Partnership, Northwest and Transco entered into the New Credit Facility Agreement as stated under Item 1.01 above.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On June 3, 2011, the Partnership, Northwest and Transco entered into the New Credit Facility Agreement as described under Item 1.01 above. The description of the New Credit Facility Agreement under Item 1.01 above is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 10.1
Credit Agreement, dated as of June 3, 2011, by and among Williams Partners L.P., Northwest Pipeline GP and Transcontinental Gas Pipe Line Company, LLC, as co-borrowers, the lenders named therein, and Citibank N.A., as Administrative Agent (filed on June 9, 2011 as Exhibit 10.1 to Williams Partners L.P.’s Current Report on Form 8-K and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE GP
Date: June 9, 2011	By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1
Credit Agreement, dated as of June 3, 2011, by and among Williams Partners L.P., Northwest Pipeline GP and Transcontinental Gas Pipe Line Company, LLC, as co-borrowers, the lenders named therein, and Citibank N.A., as Administrative Agent (filed on June 9, 2011 as Exhibit 10.1 to Williams Partners L.P.’s Current Report on Form 8-K and incorporated herein by reference).